Exhibit 5
[Baker & Hostetler LLP Letterhead]
November 9, 2007
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
Re: Deferred Compensation Obligations and Common Shares
Ladies and Gentlemen:
We have acted as counsel to Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to $1,920,000 in deferred compensation obligations (“DCOs”) pursuant to the 2005 Directors’ Deferred Compensation Plan (November 1, 2007 Restatement) (the “2005 Plan”) and up to 115,000 of its common shares, without par value (the “Common Shares”), pursuant to the 2005 Plan and the Directors’ Deferred Compensation Plan (as Amended and Restated on November 8, 2000), as amended (together with the 2005 Plan, the “Plans”).
We have examined: (i) the articles of incorporation and code of regulations of the Company, (ii) the Registration Statement, (iii) the Plans and (iv) such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as copies, and the authenticity of all such documents.
Based solely thereon, we are of the opinion that the DCOs, when issued and delivered in accordance with terms of the 2005 Plan, will be duly authorized, valid and binding obligations of the Company enforceable in accordance with the terms of the 2005 Plan, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights and by general equity principles. We are also of the opinion that the Common Shares available for issuance under the Plans, when issued and delivered in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Baker & Hostetler LLP